Magellan Petroleum Regains Compliance with NASDAQ Listing Requirements

DENVER, March 8, 2016 /PRNewswire/ -- On March 4, 2016, Magellan Petroleum Corporation (“Magellan” or the “Company”) (NASDAQ: MPET) received formal notification from The NASDAQ Stock Market LLC ("NASDAQ") that the Company has regained compliance with Listing Rule 5550(a)(2), which requires the Company’s common stock to maintain a minimum bid price of $1.00 per share. NASDAQ staff made this determination of compliance after the closing bid price of the Company’s common stock was at $1.00 per share or greater for the prior 10 consecutive business days.

NASDAQ had previously notified the Company of its non-compliance with Listing Rule 5550(a)(2) on November 5, 2015, following 30 consecutive business days for which the closing bid price of the Company’s common stock did not meet the $1.00 per share minimum requirement.

Tom Wilson, President and CEO of Magellan, commented, “We believe that the Company’s platform as a public entity carries certain intrinsic value and that shareholders benefit from the enhanced liquidity provided by the listing of the Company’s shares on NASDAQ. Consequently, regaining compliance with the NASDAQ listing rules is an important component of the Company’s ongoing strategic alternatives review process.”

CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of securities laws. The words "believe", "expect", "intend", "plan", “potential”, and similar expressions are intended to identify forward-looking statements, and these statements may relate to the Company’s current NASDAQ listing and process of reviewing potential strategic alternatives for the Company. These statements involve a number of known and unknown risks which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements. These risks include factors such as uncertainties about the future market price of the Company’s common stock and the Company’s ability to maintain enhanced liquidity for shareholders through the listing of its common stock on NASDAQ; uncertainties associated with CO2-enhanced oil recovery (“CO2-EOR”) techniques related to the Company’s Poplar project and the long-term value of a full-field CO2-EOR development of Poplar; the uncertain nature of the underlying prospects of the Company’s UK acreage position, including uncertainties as to whether recently announced flow test results for the Horse Hill-1 well will lead to commercially acceptable levels of production from that well; uncertainties regarding expected benefits from the Company’s Australian assets; the uncertain nature of oil and gas prices, including uncertainties about the duration of the currently depressed oil and gas commodity price environment and the related impact on the ability to obtain financing; uncertainties regarding the Company’s ability to maintain sufficient liquidity and capital resources to fund operations or otherwise continue as a going concern; and other matters discussed in the "Risk Factors" section of the Company's 2015 Form 10-K and any updates thereto in subsequent reports filed with the SEC. In addition, as of the date of this press release, no decision on any particular strategic alternative or transaction has been reached and there is no guarantee that any future sale or other strategic transaction will occur. The forward looking statements in this press release speak as of the date of this release. Although the Company may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

ABOUT MAGELLAN
Magellan Petroleum Corporation is an independent oil and gas exploration and production company focused on CO2-EOR projects in the Rocky Mountain region. Historically active internationally, Magellan also owns significant exploration acreage in the Weald Basin, onshore UK, and an exploration block, NT/P82, in the Bonaparte Basin, offshore Northern Territory, Australia. Our strategy is to enhance shareholder value by maximizing the value of our existing assets. Our portfolio of operations includes several early stage oil and gas exploration and development projects, the successful development of which requires significant capital, as well as significant engineering and management resources. Magellan routinely posts important information about the Company on its website at www.magellanpetroleum.com.

For further information, please contact:
Antoine Lafargue
Senior Vice President – CFO, Treasurer, and Corporate Secretary
720.484.2404
IR@magellanpetroleum.com